PROSPECTUS SUPPLEMENT dated May 14, 1999
(to Prospectus dated January 29, 1999)

                         THE CHASE MANHATTAN CORPORATION

                                 Debt Securities
                                 Preferred Stock
                                Depositary Shares
                                    Warrants

This Prospectus Supplement supplements our Prospectus dated January 29, 1999 relating to our debt securities, preferred stock, depositary shares and warrants (the "Prospectus").

                      ADDITIONAL COMPANY SENIOR SECURITIES

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Senior Securities" preceding the summary of the "Senior Medium-Term Notes, Series C" to reflect the offering of the Company Senior Securities described below following the date of the Prospectus:

5-3/4% Senior Notes Due 2004

o    Initial principal amount of series (subject to increase):  $500,000,000
o    Maturity date:  April 15, 2004
o    Interest payment dates:  April 15 and October 15
o    Record dates:  April 1 and October 1
o    Issuance date:  April 26, 1999
o Redemption: Not redeemable prior to maturity and not subject to a sinking fund.

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Senior Securities" following the heading "Senior Medium-Term Notes, Series C" to reflect the issuance of additional Senior Medium-Term Notes, Series C following the date of the Prospectus:

Additional Senior Medium-Term Notes, Series C

We have issued $1,505,000,000                The interest rate bases or formulas
aggregate principal amount of our            applicable to Series C Notes that
Senior Medium-Term Notes, Series C           bear interest at floating rates are
(the "Series C Notes") since the             indicated in the table below. The
date of the Prospectus. In the               Series C Notes are not subject to a
table below we specify the                   sinking fund and are not redeemable
following terms of those Series C            unless a redemption date is
Notes:                                       indicated below. Unless otherwise
o    Issuance Date;                          indicated below, Series C Notes
o    Principal amount;                       that are redeemable are redeemable
o    Maturity date;                          at 100% of their principal amount,
o    Interest rate and redemption            plus accrued and unpaid interest,
     dates, if any.                          if any, to the redemption date.

                                                           Interest Rate/
Issuance Date         Principal Amount  Maturity Date      Redemption Dates
-------------         ----------------  -------------      ----------------

February 10, 1999      $100,000,000     February 10, 2004  5.69%

March 18, 1999           50,000,000     March 18, 2002     LIBOR Telerate reset
                                                           monthly + 0.135%

March 18, 1999           15,000,000     March 18, 2002     LIBOR Telerate reset
                                                           monthly +0.135%

March 26, 1999           35,000,000     March 26, 2002     LIBOR Telerate reset
                                                           quarterly + 0.12%

April 23, 1999           50,000,000     April 23, 2002     LIBOR Telerate reset
                                                           quarterly + 0.12%

April 23, 1999           20,000,000     April 23, 2002     LIBOR Telerate reset
                                                           quarterly + 0.12%

April 23, 1999           75,000,000     April 23, 2002     LIBOR Telerate reset
                                                           quarterly + 0.12%

April 23, 1999           50,000,000     April 23, 2002     LIBOR Telerate reset
                                                           quarterly + 0.12%

April 23, 1999           25,000,000     April 23, 2002     LIBOR Telerate reset
                                                           quarterly + 0.12%

April 23, 1999           25,000,000     April 23, 2002     LIBOR Telerate reset
                                                           quarterly + 0.12%

April 23, 1999           35,000,000     April 23, 2002     LIBOR Telerate reset
                                                           quarterly + 0.12%

April 23, 1999           25,000,000     April 23, 2001     LIBOR Telerate reset
                                                           quarterly + 0.03%

April 29, 1999           50,000,000     April 26, 2001     LIBOR Telerate reset
                                                           quarterly + 0.03%

April 29, 1999          500,000,000     April 26, 2001     LIBOR Telerate reset
                                                           quarterly + 0.03%

April 29, 1999          150,000,000     April 26, 2001     LIBOR Telerate reset
                                                           quarterly + 0.03%

April 29, 1999           50,000,000     April 26, 2001     LIBOR Telerate reset
                                                           quarterly + 0.03%

April 29, 1999           75,000,000     April 29, 2002     LIBOR Telerate reset
                                                           quarterly +0.10%

                                                          Interest Rate/
Issuance Date         Principal Amount  Maturity Date     Redemption Dates
-------------         ----------------  -------------     ----------------

April 29, 1999           25,000,000     April 30, 2001    LIBOR Telerate reset
                                                          quarterly

April 30, 1999           75,000,000     April 30, 2002    LIBOR Telerate reset
                                                          quarterly +0.10%

May 4, 1999              50,000,000     May 6, 2002       Federal Funds Rate
                                                          reset daily + 0.35%

May 4, 1999              25,000,000     May 4, 2001       Federal Funds Rate
                                                          reset daily + 0.26%


                   ADDITIONAL COMPANY SUBORDINATED SECURITIES


The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Subordinated Securities" following the summary of terms of the "6% Subordinated Notes Due April 1, 2008" to reflect the issuance of the Company Subordinated Securities described below following the date of the Prospectus:

6% Subordinated Notes Due 2009

      Initial principal amount of series (subject to increase): $350,000,000 Maturity date: February 15, 2009
      Interest payment dates: February 15 and August 15
      Record dates:  February 1 and August 1
      Issuance date:  February 23, 1999

The following is added to the section of of the Prospectus entitled "Description of Company Debt Securities --- Company Subordinated Securities" following the heading "Subordinated Medium-Term Notes, Series A" to reflect the issuance of additional Subordinated Medium-Term Notes, Series A following the date of the
Prospectus:

Additional Subordinated Medium-Term Notes, Series A

We have issued $70,000,000                   The interest rate bases or formulas
aggregate principal amount of our            applicable to Series A Notes that
Subordinated Medium-Term Notes,              bear interest at floating rates are
Series A (the "Series A Notes")              indicated in the table below. The
since the date of the Prospectus.            Series A Notes are not subject to a
In the table below we specify the            sinking fund and are not redeemable
following terms of those Series A            unless a redemption date is
Notes:                                       indicated below. Unless otherwise
o    Issuance date;                          indicated below, Series A Notes
o    Principal amount;                       that are redeemable are redeemable
o    Maturity date;                          at 100% of their principal amount,
o    Interest rate and redemption            plus accrued and unpaid interest,
     dates, if any.                          if any, to the redemption date.

Additional Subordinated Medium-Term Notes, Series A

                                                      Interest Rate/
Issuance Date      Principal Amount  Maturity Date    Redemption Dates
-------------      ----------------  -------------    ----------------

March 5, 1999        $20,000,000     March 5, 2014    6.25%; redeemable in
                                                      whole only on quarterly
                                                      interest payment dates
                                                      on or after March 5, 2003

March 18, 1999       $20,000,000     March 18, 2019   6.75%; redeemable in
                                                      whole only on
                                                      semi-annual interest
                                                      payment dates on or
                                                      after March 18, 2003

May 14, 1999         $30,000,000     May 14, 2014     6.75%; redeemable in
                                                      whole only on
                                                      semi-annual interest
                                                      payment dates on or
                                                      after May 14, 2002